Exhibit 3.1

AMENDED AND RESTATED BYLAWS

of

KYNDRYL HOLDINGS, INC.

(A Delaware Corporation)

Effective January 25, 2023

Article I

DEFINITIONS

As used in these Bylaws, unless the context otherwise requires, the term:

1.1. “Board” means the Board of Directors of the Corporation.

1.2. “Bylaws” means these Amended and Restated Bylaws of the Corporation, as amended from time to time.

1.3. “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended from time to time (including by any Preferred Stock Designation (as defined in the Certificate of Incorporation of the Corporation filed with the Office of the Secretary of State of the State of Delaware on November 2, 2021)).

1.4. “Chair” means the Chair of the Board.

1.5. “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.6. “Corporation” means Kyndryl Holdings, Inc.

1.7. “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

1.8. “Directors” means the directors of the Corporation.

1.9. “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, each as amended from time to time.

1.10. “Law” means any U.S. or non-U.S., federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

1.11. “Lead Director” means, at any given time, the lead, independent member (if any) elected as such by the Board and occupying such position.

1.12. “Listing Date” means the first such date on which the Corporation has a class of equity securities registered under the Exchange Act and listed or admitted to trading on a national securities exchange (as defined under the Exchange Act).

1.13. “Office of the Corporation” means the principal executive office of the Corporation, the Corporation’s registered office in the State of Delaware or any other offices at any other place or places designated from time to time by the Board as an Office of the Corporation for purposes of these Bylaws.

1.14. “President” means the President of the Corporation.

1.15. “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

1.16. “SEC” means the U.S. Securities and Exchange Commission.

1.17. “Secretary” means the Secretary of the Corporation.

1.18. “Stockholder Associated Person” means, with respect to any Stockholder, (i) any other beneficial owner of stock of the Corporation that are owned by such Stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Stockholder or such beneficial owner. For purposes of this definition, the terms “controls,” “controlled by” and “under common control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

1.19. “Stockholders” means the stockholders of the Corporation as set forth on its stock ledger.

1.20. “Treasurer” means the Treasurer of the Corporation.

1.21. “Vice President” means a Vice President of the Corporation.

Article II

STOCKHOLDERS

2.1. Place of Meetings. Meetings of Stockholders may be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as may be designated by the Board from time to time.

2.2. Annual Meeting.

(a) A meeting of Stockholders for the election of Directors and such other business as may be properly brought before the meeting in accordance with these Bylaws shall be held annually at such date and time as may be designated by the Board from time to time.

(b) At an annual meeting of the Stockholders, only business (other than business relating to the nomination or election of Directors which is governed by Section 3.3) that has been properly brought before the Stockholder meeting in accordance with the procedures set forth in this Section 2.2 shall be conducted. To be properly brought before a meeting of Stockholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (A) was a Stockholder when the notice required by this Section 2.2 is delivered to the Secretary and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice and other provisions of this Section 2.2. Subject to Section 2.2(i), and except with respect to the calling of special meetings of Stockholders (which is governed by Section 2.3) and nominations or elections of Directors (which are governed by Section 3.3), Section 2.2(b)(ii) is the exclusive means by which a Stockholder may bring business before an annual meeting of Stockholders.

Any business brought before a meeting in accordance with Section 2.2(b)(ii) is referred to as “Stockholder Business.”

(c) Subject to Section 2.2(i), at any annual meeting of Stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a Stockholder (the “Notice of Business”) and must otherwise be a proper matter for Stockholder action under applicable Law. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary, by no earlier than 150 days and no later than 120 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (A) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of Stockholders or (B) no annual meeting was held during the prior year, the notice by the Stockholder to be timely must be received (x) no earlier than 120 days before such annual meeting and (y) no later than the later of 90 days before such annual meeting and the tenth day after the earlier of the day on which the notice of such annual meeting was first made by mail or the day such annual meeting is announced by Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a Stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(d) The Notice of Business must set forth:

(i) the name and address of each Stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;

(ii) the name and address of any Stockholder Associated Person;

(iii) as to each Proponent and any Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (B) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, by the Proponent or any Stockholder Associated Person and that remains in effect, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (D) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or any Stockholder Associated Person has a right to vote any shares of stock of the Corporation and (E) any profit-sharing or any performance-related fees (other than an asset-based fee) that any Proponent, any Stockholder Associated Person is entitled to, based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice;

(iv) all other information that would be required to be filed with the SEC if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act (the information specified in Section 2.2(d)(i) to (iv) is referred to herein as “Stockholder Information”);

(v) a representation that each Proponent is a Stockholder entitled to vote at the meeting and intends to appear in person or by a qualified representative (as defined in Section 2.2(h)) at the meeting to propose such Stockholder Business;

(vi) a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;

(vii) any material interest of each Proponent and any Stockholder Associated Person in such Stockholder Business;

(viii) a representation as to whether the Proponent intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (B) otherwise to solicit proxies from Stockholders in support of such Stockholder Business; and

(ix) a representation that the Proponents shall provide all other information and affirmations, updates and supplements required pursuant to these Bylaws.

(e) The Proponents shall also provide any other information reasonably requested from time to time by the Corporation within 10 business days after each such request.

(f) In addition, the Proponent shall affirm as true and correct the information provided to the Corporation in the Notice of Business or at the Corporation’s request pursuant to Section 2.2(e) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting and (ii) the date that is 10 business days before the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary, by no later than (x) five business days after the applicable date specified in clause (i) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (y) not later than seven business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of 10 business days before the meeting or reconvening any adjournment or postponement thereof).

(g) Except to the extent otherwise determined by the Board, the person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2. Any such business not properly brought before the meeting shall not be transacted.

(h) Except to the extent otherwise determined by the Board, if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of

Stockholders to present the Stockholder Business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2, to be considered a “qualified representative” of the Proponent, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(i) The notice requirements of this Section 2.2 shall be deemed satisfied with respect to shareholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

2.3. Special Meetings.

(a) Special meetings of Stockholders may be called at any time by, and only by, (i) the Board or (ii) solely to the extent required by Section 2.3(b), the Secretary. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the Corporation’s notice of the meeting.

(b) Subject to Section 2.3(d)-(h), a special meeting of Stockholders shall be called by the Secretary upon proper written request or requests (each, a “Meeting Request”) given by or on behalf of one or more Stockholders (each, a “Requesting Stockholder”) who hold at least 25% of the voting power of all outstanding shares of Common Stock (as defined in the Certificate of Incorporation) (the “Required Percent”). The record date for determining Stockholders entitled to request a special meeting shall be the date on which the first Meeting Request for such special meeting was received by the Secretary in the manner required by the preceding sentence.

(c) To be in proper form, a Meeting Request shall be signed by the Requesting Stockholder or Requesting Stockholders submitting such Meeting Request, shall be delivered to and received by the Secretary at the Office of the Corporation by hand or by certified or registered mail, return receipt requested, and shall set forth:

(i) a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each such Requesting Stockholder;

(ii) the name and address of each such Requesting Stockholder as it appears on the Corporation’s stock ledger;

(iii) the number of shares of the Corporation’s Common Stock owned of record and beneficially by each such Requesting Stockholder;

(iv) as to each such Requesting Stockholder, the Stockholder Information (except that references to the “Proponent” and “Stockholder Business” in Section 2.2(d)(i) to (iv) shall instead refer, respectively, to each “Requesting Stockholder” and “the matters proposed to be acted on at the special meeting” for purposes of this paragraph);

(v) any material interest of each Requesting Stockholder in the matters proposed to be acted on at the special meeting;

(vi) a representation as to whether each Requesting Stockholder intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the matters proposed to be acted on at the special meeting or (B) otherwise to solicit proxies from Stockholders in support of the matters proposed to be acted on at the special meeting; and

(vii) a representation that each Requesting Stockholder shall provide all other information and affirmations, updates and supplements required pursuant to these Bylaws.

The requirement set forth in clause (iv) of the immediately preceding sentence shall not apply to (A) any Stockholder, or beneficial owner, as applicable, who has provided a written request solely in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Exchange Act Schedule 14A or (B) any Stockholder that is a broker, bank or custodian (or similar entity) and is acting solely as nominee on behalf of a beneficial owner.

(d) The Requesting Stockholders shall also provide any other information reasonably requested from time to time by the Corporation within 10 business days after each such request.

(e) The Requesting Stockholders shall affirm as true and correct the information provided to the Corporation in the Meeting Request or at the Corporation’s request pursuant to Section 2.3(d) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, and (ii) the date that is 10 business days before the date of the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary, by no later than (1) five business days after the applicable date specified in clause (i) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (2) not later than seven business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of 10 business days before the meeting or reconvening any adjournment or postponement thereof).

(f) A Requesting Stockholder may revoke its Meeting Request at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked Meeting Requests from less than the Required Percent, the Board, in its discretion, may cancel the special meeting of the Stockholders.

(g) A special meeting requested by Stockholders shall be held at such date, time and place, if any, either within or without the state of Delaware or by means of remote communication, as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the receipt by the Secretary in the manner required by Section 2.3(c) of Meeting Requests from the Required Percent.

(h) Notwithstanding anything to the contrary in this Section 2.3:

(i) A special meeting requested by Stockholders shall not be held if (A) the Meeting Requests from the Required Percent do not comply with these Bylaws or the Certificate of Incorporation; (B) the action relates to an item of business that is not a proper subject for stockholder action under applicable Law; (C) the Meeting Request is received by the Secretary during the period commencing 90 days prior to the date of, and ending on the date of adjournment of, the next annual meeting of Stockholders; (D) an identical or substantially similar item of business, as determined in good faith by the Board, was presented at a meeting of Stockholders held not more than 90 days before the Meeting Requests from the Required Percent are received by the Secretary or (E) the Meeting Requests from the Required Percent were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable Law; and

(ii) Nothing herein shall prohibit the Board from including in the Corporation’s notice of any special meeting of Stockholders called by the Secretary additional matters to be submitted to the Stockholders at such meeting not included in the Meeting Request(s) in respect of such meeting.

2.4. Record Date.

(a) For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable Law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 or less than 10 days before the date of such meeting. For the purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable Law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days prior to such action.

(b) if no such record date is fixed by the Board:

(i) The record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(ii) The record date for the purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting, in which case the Board shall also fix such record date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

2.5. Notice of Meetings of Stockholders. Whenever under the provisions of applicable Law, the Certificate of Incorporation or these Bylaws Stockholders are required or permitted to take any action at a meeting, a notice of the meeting in the form of a writing or electronic transmission shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these Bylaws or applicable Law, notice of any meeting shall be given, not less than 10 nor more than 60 days before the date of the meeting, to each Stockholder entitled to vote at such meeting as of the record date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. If given by electronic mail, such notice shall be deemed to be given when directed to such Stockholder’s electronic mail address unless the Stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited pursuant to the terms of the DGCL. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. An affidavit of the Secretary or the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (A) announced at the meeting at which the adjournment is taken, (B) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communications or (C) set forth in the notice of meeting given in accordance with this Section 2.5. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote at the meeting.

2.6. Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable Law, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the Stockholder entitled to notice, or a waiver by electronic transmission by such Stockholder, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

2.7. List of Stockholders. The Secretary shall prepare, no later than the tenth day before each meeting of Stockholders, a complete, alphabetical list of the Stockholders entitled to vote at the meeting, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list may be examined by any Stockholder, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of 10 days ending on the day before the meeting date, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network or other electronic means as permitted by applicable Law. Except as provided by applicable Law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at any meeting of Stockholders.

2.8. Quorum of Stockholders; Adjournment. At each meeting of Stockholders, the presence, in person or represented by proxy, of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by one or more classes or series of stock voting as a separate class, the holders of a majority of the voting power of the shares of such classes or series shall constitute a quorum of such separate class for the transaction of such business. The person presiding over the meeting in accordance with Section 2.11 or, in the absence of such person, the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, even if such holders do not constitute a quorum, may adjourn such meeting to another time or place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The Stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

2.9. Voting; Proxies.

(a) At any meeting of Stockholders, all matters other than the election of directors, and except as otherwise provided by the Certificate of Incorporation, these Bylaws or any applicable Law, shall be decided by the affirmative vote of a majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, each Director shall be elected by a majority of the votes cast with respect to the Director; provided that if as of the record date for the applicable meeting of Stockholders the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.9, a “majority of the votes cast” means that (a) the number of votes cast “for” a Director must exceed the number of votes cast “against” that Director and (b) abstentions and broker non-votes are not counted as votes cast. Any Director who is not so elected shall offer to tender his or her resignation to the Board in accordance with Section 3.7. The independent directors of the Board, giving due consideration to the best interests of the Corporation and its stockholders, shall evaluate the relevant facts and circumstances, and shall make a decision, within 90 days after the election, on whether to accept the tendered resignation. Any Director who tenders a resignation pursuant to this provision shall not participate in the Board's decision. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation.

(b) Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in Law to support an irrevocable power. A

Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new duly authorized proxy bearing a later date.

(c) Any Stockholder directly or indirectly soliciting proxies from other Stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.10. Voting Procedures and Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxy, vote or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable Law. No person who is a candidate for office at an election may serve as an inspector at such election.

2.11. Conduct of Meetings; Adjournment. The Board may adopt such rules and procedures for the conduct of Stockholder meetings as it deems appropriate. At each meeting of Stockholders, the Chair, or in the absence of the Chair, the Chief Executive Officer, or if the Chair and the Chief Executive Officer are absent, any officer of the Corporation designated by the Board (or in the absence of any such designation, the President, or in the absence of the President, the most senior Vice President present), shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of Stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to Stockholders, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants. Subject to any prior, contrary determination by the Board, the person presiding over any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

Article III

DIRECTORS

3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable Law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2. Number; Term of Office. The Board shall consist of six to twenty members, the number thereof to be determined in accordance with the Certificate of Incorporation. Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal.

3.3. Nominations of Directors.

(a) Subject to Section 3.3(l) and Section 3.5, only persons who are nominated in accordance with the procedures set forth in this Section 3.3 are qualified for election as Directors.

(b) Nominations of persons for election to the Board may only be made at a meeting properly called for the election of Directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (A) was a Stockholder when the notice required by this Section 3.3 is delivered to the Secretary and at the time of the meeting, (B) is entitled to vote for the election of Directors at the meeting and (C) complies with the notice and other provisions of this Section 3.3. Subject to Section 3.3(l) and Section 3.5, Section 3.3(b)(ii) is the exclusive means by which a Stockholder may nominate a person for election to the Board. Persons nominated in accordance with Section 3.3(b)(ii) are referred to as “Stockholder Nominees.” A Stockholder nominating persons for election to the Board is referred to as the “Nominating Stockholder.”

(c) Subject to Section 3.3(l), all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a Stockholder (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the attention of the Secretary, by the following dates:

(i) in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of Stockholders, no earlier than 150 days and no later than 120 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (A) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of Stockholders or (B) no annual meeting was held during the prior year, the notice by the Stockholder to be timely must be received (1) no earlier than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth day after the earlier of the day on which the notice of such annual meeting was first made by mail or the day such annual meeting is announced by Public Disclosure; and

(ii) in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of Stockholders, no earlier than 120 days before and no later than the later of 90 days before such special meeting and the tenth day after the earlier of the day on which the notice of such special meeting was first made by mail or the day such special meeting is announced by Public Disclosure; provided, that nominations of persons for elections to the Board may be made at a special meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting only (x) by or at the direction of the Board or any committee thereof or (y) in the event the Board has determined that directors shall be elected at such meeting, by any Stockholder who (A) is a stockholder of record at the time the notice provided for in this Section 3.3 is delivered to the Secretary, (B) is entitled to vote at the meeting and upon such election and (C) complies with the notice and other provisions set forth in this Section 3.3.

(d) Notwithstanding anything to the contrary, if the number of Directors to be elected to the Board at a meeting of Stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships or specifying the increased size of the Board at least 130 days before the first anniversary of the preceding year’s annual meeting (in the case of an annual meeting) or 100 days before such special meeting (in the case of a special meeting), a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Corporation, addressed to the attention of the Secretary, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(e) In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(f) The Notice of Nomination shall set forth:

(i) the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person (except that references to the “Proponent” in Section 2.2(d)(i)-(iv) shall instead refer to the “Nominating Stockholder,”

and the disclosure required by Section 2.2(d)(iii)(B) may be omitted, for purposes of this Section 3.3(f)(i));

(ii) a representation that each Nominating Stockholder is a Stockholder entitled to vote at the meeting and intends to appear in person or by a qualified representative (as defined in Section 3.3(k)) at the meeting to propose such nomination;

(iii) all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by Section 3.4;

(iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(v) a representation as to whether the Nominating Stockholders intend to solicit proxies from stockholders in support of such nomination;

(vi) if such Nominating Stockholder(s) intend(s) to engage in a solicitation with respect to a nomination pursuant to this Section 3.3, (A) a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and (B) a representation that such Nominating Stockholder(s) intend(s) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act; and

(vii) a representation that the Nominating Stockholders shall provide all other information and affirmations, updates and supplements required pursuant to these Bylaws.

(g) The Nominating Stockholders shall also provide any other information reasonably requested from time to time by the Corporation within 10 business days after each such request.

(h) The Nominating Stockholder shall affirm as true and correct the information provided to the Corporation in the Notice of Nomination or at the Corporation’s request pursuant to Section 3.3(g) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, and (ii) the date that is 10 business days before the date of the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Office of the

Corporation, addressed to the Secretary, by no later than (1) five business days after the applicable date specified in clause (i) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (2) seven business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of 10 business days before the meeting or reconvening any adjournment or postponement thereof). In addition, if any Nominating Stockholder provides notice of a proposed nomination for election to the Board pursuant to Rule 14a-19 under the Exchange Act, such Nominating Stockholder shall deliver to the Corporation reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act. Such reasonable evidence must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the Secretary no later than five business days before the date of the meeting.

(i) The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the procedures set forth in this Section 3.3. Any such defective nomination shall be disregarded.

(j) Notwithstanding the foregoing provisions of this Section 3.3, unless otherwise required by law, if any Nominating Stockholder provides notice of a proposed nomination of Stockholder Nominees for election to the Board pursuant to Rule 14a-19 under the Exchange Act and subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations thereunder, as determined by the person presiding over the meeting in accordance with Section 2.11 (or fails to timely deliver reasonable evidence that such stockholder has met the requirements of Rule 14a-19 under the Exchange Act in accordance with Section 3.3(h)), then the Corporation shall disregard any proxies or votes solicited for such Stockholder Nominees. In addition, any Nominating Stockholder that provides notice of a proposed nomination for election to the Board pursuant to Rule 14a-19 under the Exchange Act shall notify the Secretary within two business days of any change in such stockholder’s intent to deliver a proxy statement and form of proxy to the amount of holders of shares of the Corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act.

(k) If the Nominating Stockholder (or a qualified representative of the Nominating Stockholder) does not appear at the applicable Stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such Stockholder Nominees shall not be qualified for election as Directors, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.3, to be considered a “qualified representative” of the Nominating Stockholder, a person must be a duly authorized officer, manager or partner of such Nominating Stockholder or must be authorized by a writing executed by such Nominating Stockholder or an electronic transmission delivered by such Nominating Stockholder to act for such Nominating Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(l) Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

3.4. Nominee Qualifications. To be qualified to be a nominee for election or reelection as a Director, the nominee must deliver (in accordance with the time periods prescribed for delivery of a Notice of Nomination under Section 3.3 or a Proxy Access Notice under Section 3.5 (in the case of a Stockholder Nominee or Proxy Access Nominee, respectively) or upon request of the Secretary from time to time (in the case of a person nominated by or at the direction of the Board or any committee thereof)) to the Secretary at the Office of the Corporation:

(a) a completed and signed written questionnaire (in the form provided by the Secretary) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made;

(b) information as necessary to permit the Board to determine if such nominee (i) is independent under, and satisfies the audit, compensation or other board committee independence requirements under, the applicable rules and listing standards of the principal national securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Directors and Board committee members, (ii) is not or has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time, or (iii) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past 10 years ((i) through (iii) collectively, the “Independence Standards”);

(c) a written representation and agreement (in the form provided by the Secretary) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a Director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a Director under applicable Law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation, (iii) will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to Directors and (iv) currently intends to serve as a Director for the full term for which he or she is standing for election; and

(d) such person’s written consent to being named as a nominee for election as a Director and to serving as a Director if elected.

The Secretary shall provide any Stockholder the forms of the written questionnaire, representation and agreement referred to in this Section 3.4 upon written request therefor.

3.5. Proxy Access for Director Nominations.

(a) Information to be Included in the Corporation’s Proxy Materials. Subject to the provisions of this Section 3.5, for an annual meeting of Stockholders, the Corporation shall include in its proxy statement and in its form of proxy for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board (or any committee thereof), the name of and the Required Information (as defined below) in respect of any person nominated for election to the Board who satisfies the eligibility requirements in this

Section 3.5 (a “Proxy Access Nominee”) and who is identified in a proper written notice (the “Proxy Access Notice”) that complies with, and is timely delivered pursuant to, this Section 3.5 by an Eligible Stockholder (as defined below). Notwithstanding anything to the contrary contained in this Section 3.5, the Corporation may omit from its proxy materials any information or Supporting Statement (as defined below) (or portions thereof) that it, in good faith, believes (i) would violate any applicable Law or (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person or entity. Nothing in this Section 3.5 shall limit the Corporation’s ability to solicit against or for, and include in its proxy materials its own statements relating to, any Eligible Stockholder or Proxy Access Nominee.

(b) Definition of Required Information. For the purposes of this Section 3.5, the “Required Information” that the Corporation shall include in its proxy statement is (i) the information concerning the Proxy Access Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and (ii) if the Eligible Stockholder so elects, a Supporting Statement.

(c) Definition of Supporting Statement. For each of its Proxy Access Nominees, the Eligible Stockholder may, at its option, provide to the Secretary, at the time the Proxy Access Notice is delivered, one written statement, not to exceed 500 words, in support of such Proxy Access Nominee’s candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder for each Proxy Access Nominee.

(d) Definition of Eligible Stockholder. For the purposes of this Section 3.5, an “Eligible Stockholder” is one or more persons who:

(i) own and have owned (in each case, as defined in Section 3.5(f)) continuously at least three years prior to the date the Proxy Access Notice is received at the Office of the Corporation (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least 3% of the voting power of all shares of stock of the Corporation issued and outstanding and entitled to vote in the election of directors as of the most recent date for which such amount is set forth in any Public Disclosure made by the Corporation prior to the date the Proxy Access Notice is received at the Office of the Corporation (the “Required Shares”);

(ii) continues to own the Required Shares through the date of the annual meeting of Stockholders; and

(iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 3.5;

provided, that the aggregate number of record stockholders and beneficial owners whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are part of the same Qualifying Fund Group (as defined in Section 3.5(e)) shall be treated as one record stockholder or beneficial owner for purposes of determining the aggregate number of record stockholders and beneficial owners in this paragraph and shall be treated as one person for the purpose of determining “ownership” as defined in Section 3.5(f). No record stockholder (other than a Custodian Holder (as defined below)) or beneficial owner may be a member of more than one group constituting an Eligible

Stockholder with respect to any annual meeting of Stockholders, and no shares may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder. If any person (other than a Custodian Holder) purports to be a member of more than one group constituting an Eligible Stockholder, such person shall only be deemed to be a member of the group that has the largest ownership position (as reflected in the applicable Proxy Access Notice). “Custodian Holder,” with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not own (as defined in Section 3.5(f)) any of the shares comprising the Required Shares of the Eligible Stockholder. For the avoidance of doubt, Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself beneficially owned such shares continuously for the Minimum Holding Period and through the date of the annual meeting of Stockholders (in addition to the other applicable requirements being met).

Whenever the Eligible Stockholder consists of a group of persons (including a group of funds that are part of the same Qualifying Fund Group), each provision in this Section 3.5 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each such person (including each individual fund) that is a member of such group (other than a Custodian Holder) to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the 3% ownership requirement of the “Required Shares” definition).

(e) Definition of Qualifying Fund Group. For the purposes of this Section 3.5, a “Qualifying Fund Group” means two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended from time to time.

(f) Definition of Ownership. For the purposes of this Section 3.5, a person shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the person:

(i) possesses full voting and investment rights; and

(ii) possesses full economic interest (including the opportunity for profit and risk of loss);

provided that the number of shares calculated in accordance with the foregoing clauses (i) and (ii) shall not include any shares:

(A) sold by such person or any of its affiliates in any transaction that has not been settled or closed;

(B) borrowed by such person or any of its affiliates for any purpose or purchased by such person or any of its affiliates pursuant to an agreement to resell; or

(C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of:

(1) reducing in any manner, to any extent or at any time in the future such person’s or any of its affiliates’ full right to vote or direct the voting of any such shares; or

(2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or any of its affiliates.

For avoidance of doubt, a person shall “own” shares held of record in the name of a nominee (including a Custodian Holder) or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest therein, and a person’s ownership of shares shall be deemed to continue during any period in which the person has:

(i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person without condition; or

(ii) loaned such shares; provided that the person has the power to recall such loaned shares on not more than five business days’ notice.

For the purposes of this Section 3.5, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings, and the term “affiliate” shall have the meaning ascribed thereto in the rules and regulations promulgated under the Exchange Act. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes shall be determined by the Board.

(g) Notice Period. To be timely under this Section 3.5, the Proxy Access Notice must be delivered to the Office of the Corporation, addressed to the Secretary, no earlier than 150 days and no later than 120 days before the first anniversary of the filing date of the Corporation’s definitive proxy statement for the prior year’s annual meeting of Stockholders; provided, however, that if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the first anniversary of the prior year’s annual meeting of Stockholders, or if no annual meeting was held in the preceding year, then, for the Proxy Access Notice to be timely, it must be delivered to the Office of the Corporation, addressed to the Secretary, (i) no earlier than 120 days before such annual meeting and (ii) no later than the close of business on the later of 90 days before such annual meeting and the tenth day after the earlier of the day on which the notice of such annual meeting was first made by mail or the day such annual meeting is announced by Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual meeting of Stockholders commence a new time period (or extend any time period) for the giving of the Proxy Access Notice pursuant to this Section 3.5.

(h) Form of Notice. To be in proper written form, the Proxy Access Notice must include or be accompanied by the following:

(i) a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (a) within five business days following the later of the record date for the annual meeting of Stockholders or the date on which notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (b) prompt notice if the Eligible Stockholder ceases to own a number of shares at least equal to the Required Shares prior to the date of the annual meeting;

(ii) if the Eligible Stockholder is not a record holder of the Required Shares, proof that the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, in a form that would be deemed by the Corporation to be acceptable pursuant to Rule 14a-8(b)(2) under the Exchange Act (or any successor rule) for purposes of a shareholder proposal under such rule;

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(iv) as to the Eligible Stockholder and each Proxy Access Nominee, the information required by Section 2.2(d)(iii)(C)-(D) (except that the references to the “Proponent” and to “any Stockholder Associated Person” in such clauses shall instead refer, respectively, to the “Eligible Stockholder” and “each Proxy Access Nominee” for purposes of this paragraph);

(v) as to each Proxy Access Nominee:

(A) the items specified in Section 3.3(f)(iii) (including the questionnaire, representation and agreement required by Section 3.4) (except that the references to “Stockholder Nominee” in such section shall instead refer to “Proxy Access Nominee,” and the reference to the “Stockholder Associated Person” may be disregarded, for purposes of this paragraph) and an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the Corporation reasonably promptly upon written request therefor), pursuant to which such Proxy Access Nominee agrees not to be named in any other person’s proxy statement or form of proxy;

(B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder, such Proxy Access Nominee or their respective associates (as defined in Rule 14a-1 under the Exchange Act), or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder or its affiliates or any person acting in concert therewith were the “registrant” for purposes of such rule and the person were a director or executive of such registrant; and

(C) any other information relating to the Proxy Access Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(vi) an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the Corporation reasonably promptly upon written request therefor), pursuant to which the Eligible Stockholder:

(A) represents that it intends to continue to hold the Required Shares through the date of, and to vote the Required Shares at, the annual meeting of Stockholders;

(B) represents that it acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(C) represents and agrees that it has not nominated and will not nominate for election to the Board at the annual meeting of Stockholders any person other than the Proxy Access Nominee(s) it is nominating pursuant to this Section 3.5;

(D) represents and agrees that it is not currently engaged as of the date of the agreement, and will not engage, in, and is not currently as of the date of the agreement, and will not be, a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board;

(E) represents and agrees that it has not distributed and will not distribute to any Stockholder or beneficial owner of the Corporation’s stock any form of proxy for the annual meeting other than the form distributed by the Corporation;

(F) represents and agrees that it is currently in compliance as of the date of the agreement, and will comply, with all Laws and regulations (including, without limitation, Rule 14a-9(a) under the Exchange Act) applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting;

(G) agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Stockholders or beneficial owners of the Corporation’s stock or out of the information that the Eligible Stockholder provided to the Corporation, in each case, in connection with the nomination or election of Proxy Access Nominee(s) at the annual meeting;

(H) agrees to indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation referenced in clause (G) above or any failure or alleged failure of the Eligible Stockholder or its Proxy Access Nominee(s) to comply with, or any breach or alleged breach by the Eligible Stockholder or its Proxy Access Nominee(s) of, the requirements of this Section 3.5; and

(I) agrees to file with the SEC any written solicitation of the Stockholders or beneficial owners of the Corporation’s stock relating to the meeting at which its Proxy Access Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii) in the case of a nomination by a group of persons together constituting an Eligible Stockholder, the designation by all group members (other than a Custodian Holder) of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of the Eligible Stockholder group with respect to all matters relating to the nomination under this Section 3.5 (including withdrawal of the nomination); and

(viii) in the case of a nomination by a group of persons together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one record stockholder or beneficial owner for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(i) Additional Required Information. In addition to the information required pursuant to Section 3.5(h) or any other provision of these Bylaws, (i) the Corporation from time to time may require any proposed Proxy Access Nominee to furnish any other information (a) that may reasonably be required by the Corporation to determine whether the Proxy Access Nominee would be independent under the Independence Standards (as defined in Section 3.4), (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proxy Access Nominee, (c) that may reasonably be required by the Corporation to determine the eligibility of such Proxy Access Nominee to serve as a Director or (d) as may otherwise be reasonably requested, and (ii) the Corporation from time to time may require the Eligible Stockholder to furnish any other information that may reasonably be required by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period or other compliance with this Section 3.5.

(j) Exclusion From Proxy Materials. Notwithstanding anything to the contrary contained in this Section 3.5, the Corporation shall not be required pursuant to this Section 3.5 to include a Proxy Access Nominee in its proxy materials for any annual meeting of Stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Board, if the Board determines that:

(i) such Proxy Access Nominee would not satisfy the Independence Standards;

(ii) the election of such Proxy Access Nominee as a member of the Board would cause the Corporation to be in violation of its Certificate of Incorporation, these Bylaws, the rules or listing standards of the principal national securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable Law, rule or regulation;

(iii) such Proxy Access Nominee is, or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time;

(iv) such Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;

(v) such Proxy Access Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended from time to time (the “Securities Act”);

(vi) such Proxy Access Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 3.5 or otherwise becomes ineligible, not qualified or unavailable for election at the annual meeting of Stockholders, in each case as determined by the Board or the person presiding over the annual meeting;

(vii) such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading;

(viii) such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) otherwise breaches or fails to comply with its representations, undertakings or obligations pursuant to these Bylaws, including, without limitation, this Section 3.5; or

(ix) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including, but not limited to, not owning the Required Shares through the date of the applicable annual meeting.

For the purpose of this subsection (j), the occurrence of clauses (i) through (vi) and, to the extent related to a breach or failure by the Proxy Access Nominee, clauses (vii) and (viii) will result in the exclusion from the proxy materials pursuant to this Section 3.5 of the specific Proxy Access Nominee to whom the ineligibility applies and any related Supporting Statement or, if the proxy statement for the applicable annual meeting of Stockholders already has been filed, will result in such Proxy Access Nominee not being eligible or qualified for election at such annual meeting of Stockholders, and, in either case, no other nominee may be substituted by the Eligible Stockholder that nominated such Proxy Access Nominee. The occurrence of clause (ix) and, to the extent related to a breach or failure by an Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder), clauses (vii) and (viii) will result in the shares owned by such Eligible Stockholder (or such member of any group of persons that together is such Eligible Stockholder) being excluded from the Required Shares and, if as a result the persons who together nominated the Proxy Access Nominee shall no longer constitute an Eligible Stockholder, will result in the exclusion from the proxy materials pursuant to this Section 3.5 of all of such persons’ Proxy Access Nominees and any related Supporting Statements or, if the proxy statement for the applicable annual meeting of Stockholders already has been filed, will result in such Proxy Access Nominees not being eligible or qualified for election at such annual meeting of Stockholders.

(k) Permitted Number of Proxy Access Nominees.

(i) The maximum number of Proxy Access Nominees nominated by all Eligible Stockholders that will appear in the Corporation’s proxy materials with respect to an annual meeting of Stockholders shall not exceed the greater of (i) two and (ii) 20% of the number (as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 3.5 with respect to the annual meeting) of directors to be elected by the holders of Common Stock at the annual meeting of Stockholders, or if the number of directors calculated in this clause (ii) is not a whole number, the closest whole number below 20% (such number, determined pursuant to clause (i) or clause (ii), as applicable, the “Permitted Number”); provided, however, that if the number of Directors to be elected by the holders of Common Stock at the annual meeting is reduced after the deadline in Section 3.5(g) for delivery of the Proxy Access Notice and before the date of the applicable annual meeting of Stockholders for any reason (including if the Board resolves to reduce the size of the Board before or effective at the annual meeting), the Permitted Number shall be calculated based on the number of Directors to be elected as so reduced. The Permitted Number shall also be reduced by (a) the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any Shareholder or group of Shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Common Stock, by such Shareholder or group of Shareholders, from the Corporation); (b) the number of incumbent director candidates who were previously elected to the Board as Proxy Access Nominees at any of the preceding two annual meetings of stockholders pursuant to this Section 3.5 and who remain members of the Board as of the deadline in Section 3.5(g) for delivery of the Proxy Access Notice and (c) the number of director candidates whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 3.5 for the upcoming annual meeting of Stockholders, but who were thereafter nominated for election at such meeting by the Board.

(ii) If the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 3.5 exceeds the Permitted Number, each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Common Stock of the Corporation each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Proxy Access Nominees, if any Proxy Access Nominee who satisfies the eligibility requirements in this Section 3.5 thereafter (a) is nominated by the Board for election at the upcoming annual meeting of Stockholders, (b) is not submitted for election as a Director for any reason (including the failure to comply with or satisfy the eligibility requirements in this Section 3.5) other than due to a failure by the Corporation to include such Proxy Access Nominee in the Corporation’s proxy materials in violation of this Section 3.5, (c) withdraws his or her nomination (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (d) becomes unwilling or otherwise unable to serve on the Board if elected, then, in each such case, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a Director pursuant to this Section 3.5 in substitution for such Proxy Access Nominee with respect to the annual meeting of Stockholders.

(iii) Notwithstanding anything to the contrary contained in this Section 3.5, the Corporation shall not be required to include any Proxy Access Nominees in its proxy materials pursuant to this Section 3.5 for any annual meeting of Stockholders for which the Secretary receives a notice that a stockholder intends to nominate one or more persons for election to the Board pursuant to clause (ii) of the first sentence of Section 3.3(b).

(l) Attendance of Eligible Stockholder at Annual Meeting. Notwithstanding the foregoing provisions of this Section 3.5, unless otherwise required by Law or otherwise determined by the Board or the person presiding over the meeting, if none of (i) the Eligible Stockholder or (ii) a Qualified Representative (as defined below) of the Eligible Stockholder appears at the annual meeting of Stockholders to present such Eligible Stockholder’s Proxy Access Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Proxy Access Nominee(s) may have been received by the Corporation. A “Qualified Representative” of an Eligible Stockholder means a person that is a duly authorized officer, manager or partner of such Eligible Stockholder or is authorized by a writing (i) executed by such Eligible Stockholder, (ii) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such Eligible Stockholder to the Corporation prior to the taking of the action taken by such person on behalf of such Eligible Stockholder and (iii) stating that such person is authorized to act for such Eligible Stockholder with respect to the action to be taken.

(m) Restrictions on Re-nominations. Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of Stockholders but either (i) withdraws his or her nomination (or his or her nomination is deemed to have withdrawn pursuant to this Section 3.5), becomes ineligible or unavailable for election at that annual meeting, or is unwilling or otherwise unable to serve on the Board, or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the votes present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Proxy Access Nominee pursuant to this Section 3.5 for the next two annual meetings of stockholders.

(n) Duty to Update, Supplement and Correct. Any information required by this Section 3.5 to be provided to the Corporation must be updated and supplemented by the Eligible Stockholder or Proxy Access Nominee, as applicable, by delivery to the Office of the Corporation, addressed to the Secretary, (i) no later than 10 days after the record date for determining the stockholders entitled to vote at the annual meeting of Stockholders, of such information as of such record date and (ii) no later than five days before the annual meeting of Stockholders, of such information as of the date that is 10 days before the annual meeting of Stockholders. Further, in the event that any information or communications provided (pursuant to this Section 3.5 or otherwise) by the Eligible Stockholder or the Proxy Access Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Eligible Stockholder or other person to change or add any proposed Proxy Access Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect (including any inaccuracy or omission).

(o) Exclusive Method. Except for a nomination made in accordance with Section 3.3 and Rule 14a-19 under the Exchange Act, this Section 3.5 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.3.6. Newly Created Directorships and Vacancies. Subject to the rights of holders of any series of Preferred Stock to elect Directors under specific circumstances, any newly created directorships resulting from an increase in the authorized number of Directors and any vacancies occurring in the Board may be filled by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director. A Director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the Director whom he or she has replaced, a successor is elected and qualified or the Director’s earlier death, resignation, disqualification or removal. When one or more Directors shall resign, effective at a future time, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this Section 3.6 in the filling of other vacancies.

3.7. Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Board, the Chair or the Secretary. Such resignation shall take effect at the time of receipt of such notice or at such later time, or such later time determined upon the happening of an event, as is therein specified.

3.8. Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as may be determined from time to time by the Board.

3.9. Special Meetings. Special meetings of the Board may be held at such times and at such places, if any, as may be determined by the Chair on at least 24 hours’ notice to each Director given by one of the means specified in Section 3.12 other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Chair or Secretary in like manner and on like notice on the written request of any two or more Directors.

3.10. Telephone Meetings. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by a Director in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

3.11. Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment; provided, however, that notice of the adjourned meeting need not be given if (a) the adjournment is for 24 hours or less and (b) the time, place, if any, and means of remote communication, if any, are announced at the meeting at which the adjournment is taken. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.12. Notice Procedure. Subject to Sections 3.11 and 3.13, whenever notice is required to be given to any Director by applicable Law, the Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, telecopy or by electronic mail or other means of electronic transmission. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting.

3.13. Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable Law, the Certificate of Incorporation or these Bylaws, a written waiver signed by the Director, or a waiver by electronic transmission by such Director, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

3.14. Chair. The Board shall annually elect from among its members a Chair. The Chair shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board. Only Directors shall be eligible to be the Chair. The Chair may be an officer of the Corporation.

3.15. Organization. At each meeting of the Board, the Chair or, in the Chair’s absence, the Lead Director, or in the case of the Lead Director’s absence therefrom, another director chosen by a majority of directors present, shall act as chair of the meeting and preside thereat. The Secretary shall act as secretary at each meeting of the Board. If the Secretary is absent from any meeting of the Board, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.16. Quorum of Directors. The presence of a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board; provided, however, that in no case shall a quorum consist of less than one-third of the total number of Directors that the Corporation would have if there were no vacancies on the Board. The Directors present at a meeting at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

3.17. Action by Majority Vote. Except as otherwise expressly required by these Bylaws or the Certificate of Incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.18. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

Article IV

COMMITTEES OF THE BOARD

The Board may designate one or more committees in accordance with Section 141(c) of the DGCL. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III.

Article V

OFFICERS

5.1. Positions; Election. The offices of the Corporation shall include a Chief Executive Officer, a President, a Secretary, a Treasurer and any other officers as the Board may elect from time to time, who shall exercise such powers and perform such duties as shall be determined by the Board from time to time. Any number of offices may be held by the same person.

5.2. Term of Office. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time of receipt of such notice or at such later time, or at such later time determined upon the happening of an event, as is therein specified. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time with or without cause by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The election or appointment of an officer shall not of itself create contract rights, and any resignation or removal of an officer shall be without prejudice to the contract rights, if any, of such officer, the Corporation or any other person.

5.3. Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business of the Corporation and other duties incident to the office of Chief Executive Officer, and any other duties as may from time to time be assigned to the Chief Executive Officer by the Board and subject to the control of the Board in each case. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable Law otherwise to be signed or executed.

5.4. President. The President shall perform all such duties as from time to time may be assigned by the Board, the Chair or the Chief Executive Officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable Law otherwise to be signed or executed.

5.5. Vice Presidents. Vice Presidents shall have the duties incident to the office of Vice President and any other duties that may from time to time be assigned to the Vice President by the Chief Executive Officer, the President or the Board. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable Law otherwise to be signed or executed.

5.6. Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders, record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose and perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and all meetings of the Stockholders and perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation, if any, and shall have authority to affix the same on any instrument that may require it, and when so affixed, the seal may be attested by the signature of the Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary may also attest all instruments signed by the Chief Executive Officer, the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, see that the reports, statements and other documents required by applicable Law are properly kept and filed and, in general, perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board, the Chief Executive Officer or the President.

5.7. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation, have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same, render to the Chief Executive Officer, the President or the Board, whenever the Chief Executive Officer, the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation, disburse the funds of the Corporation as ordered by the Board and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board, Chief Executive Officer or the President.

5.8. Actions with Respect to Securities of Other Entities. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted (including by written consent), and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board or, in the absence of such authorization, by the Chair, the Chief Executive Officer, the President, the Secretary or the Treasurer.

Article VI

INDEMNIFICATION

6.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of the Corporation to procure a judgment in its favor) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

6.2. Prepayment of Expenses. To the extent not prohibited by applicable Law, the Corporation shall pay the reasonable expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable Law, such payment of reasonable expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

6.3. Claims. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable Law.

6.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

6.5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

6.6. Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

6.7. Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable Law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article VII

GENERAL PROVISIONS

7.1. Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. If shares are represented by certificates (if any) such certificates shall be in the form approved by the Board. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

7.2. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

7.4. Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159,

217(a) and 218 of the DGCL and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as enacted in the State of Delaware, 6 Del. C. §§8-101 et seq. The Corporation shall convert any records so kept into clearly legible paper form upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

7.5. Seal. The Corporation may have a corporate seal, which shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

7.6. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

7.7. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used unless otherwise specified, the day of the doing of the act shall be excluded, and the day of the event shall be included.

7.8. Amendments. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board, but the Stockholders may make additional Bylaws and may alter and repeal any Bylaws whether such Bylaws were originally adopted by them or otherwise.

7.9. Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable Law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable Law or the Certificate of Incorporation, such conflict shall be resolved in favor of such Law or the Certificate of Incorporation.